                               POWER OF ATTORNEY

     The undersigned, as a Section 16 reporting person of Ormat Technologies, Inc. (the "Company"), hereby constitutes and appoints Connie Stachman, Diana Tanenbaum and Etty Rosner, and each of them, the undersigned's true and lawful attorney-in-fact to:

     1. Complete and execute Forms 3, 4, 5 and 144 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

     2. Do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of September, 2006.


Signature:  /s/ Nadav Amir
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Print Name:     Nadav Amir